Exhibit 5   Legal Opinion and Consent


MICHAEL J. MORRISON
ATTORNEY AND COUNSELOR AT LAW
1495 RIDGEVIEW DRIVE. SUITE 220
RENO. NEVADA 69509 (775) 827-6300
FAX (775) 827-6311E-MAIL MORRISONLAW@PYRAMID.NET
WEBSITE: WWW.VENTURELAWUSA.COM

November 23, 2004


W.S. Industries, Inc.
7630 Winston Road
Burnaby, B.C. V5A 2H4


RE:  Form SB-2 Registration statement for 3,081,000
Shares of Common Stock


Dear Officers and Directors:

I have acted as counsel to W. S. Industries, Inc. (the "Company") counsel in connection with the registration for sale on a Form SB-2 Registration Statement (the "Registration Statement") of 1,000,000 shares of common stock, $.001 par value (the "Common Stock") and for resale on the Registration Statement of 2,081,000 shares of Common Stock ("Securities"). You have requested my opinion as to certain matters in connection with said Registration Statement.

In my capacity as counsel to the Company, I have examined and am familiar with the originals or copies, the authenticity of which have been established to my satisfaction, of all documents, corporate records and other instruments I have deemed necessary to express the opinions hereinafter set forth.

Based on the foregoing, and upon consideration of applicable law, it is my opinion that the 2,081,000 shares of the Securities to be registered by the Company are validly issued, fully paid and non-assessable, and the 1,000,000 shares of Common Stock registered by the Company are duly authorized and, when paid for and issued in the offering, will be validly issued, fully paid and non-assessable.

This opinion is based on Nevada law, including the Nevada Constitution, all applicable provisions of Nevada statutes, and reported judicial decisions interpreting those laws.

I hereby consent to being named in the Registration Statement and in the prospectus constituting a part thereof, as amended from time to time, as issuer's counsel and the attorney who will pass upon legal matters in connection with the issuance or registration of the shares of Common Stock, and to the filing of this opinion as an exhibit to the Registration Statement.

            Very truly yours,

            /S/ Michael J. Morrison

            Michael J. Morrison, Esq.